As filed with the Securities and Exchange Commission on May 13, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

SCORPIUS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	26-2844103
(State or other jurisdiction of	(Primary Standard Industrial	(IRS Employer
incorporation or organization)	Classification Code Number)	Identification No.)

	627 Davis Drive, Suite 300 Morrisville, North Carolina 27560 (919) 240-7133

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey Wolf

Chief Executive Officer

627 Davis Drive, Suite 300

Morrisville, North Carolina 27560

(919) 240-7133

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Leslie Marlow, Esq. Hank Gracin, Esq. Melissa Palat Murawsky, Esq Blank Rome LLP 1271 Avenue of the Americas New York, New York 10020 (212) 885-5000	Ron Ben-Bassat, Esq. Angela Gomes, Esq. Sullivan & Worcester LLP 1251 Avenue of the Americas New York, New York 10020 (212) 660-5003

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-279092)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, with respect to the registration on a firm commitment basis of $1,380,000 shares of common stock issuable upon the exercise of warrants to purchase shares of common stock which may purchased by the representative of the underwriters in connection with the exercise of its over-allotment option The contents of the earlier registration statement on Form S-1 (File No. 333-279092) initially filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on May 3, 2024, as amended by Pre-Effective Amendment No. 1 filed with the Commission on May 13, 2024 (the “Prior Registration Statement”), which was declared effective by the Commission on May 13, 2024 at 5:30 p.m., and all exhibits thereto are incorporated in this Registration Statement by reference.

This Registration Statement is being filed solely to increase the amount of securities offered pursuant to the Prior Registration Statement. The additional securities that are being registered for sale pursuant to this Registration Statement are in an amount and at a price that together represents no more than 20% of the maximum aggregate offering price set forth in Exhibit 107 to the Prior Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Incorporated by Reference
Exhibit	Description	Filed Herewith	Form	Period Ending/Date of Report	Exhibit	Filing Date

5.1	Opinion of Blank Rome LLP	X

23.1	Consent of Independent Registered Public Accounting Firm, BDO USA, P.C.	X

23.2	Consent of Blank Rome LLP (contained in Exhibit 5.1)	X

24.1	Power of Attorney (included on the signature page to the Registration Statement on Form S-1 of the Registrant (File No. 333-279092) and incorporated herein by reference)		S-1			05/03/2024

107	Filing Fee Table	X

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morrisville, State of North Carolina, on May 13, 2024.

SCORPIUS HOLDINGS, INC.
By:	/s/ Jeffrey Wolf
Jeffery Wolf
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey Wolf	Chief Executive Officer, President and Chairman of the Board	May 13, 2024
Jeffrey Wolf	(Principal Executive Officer)

/s/ William I. Ostrander	Chief Financial Officer and Secretary(Principal	May 13, 2024
William I. Ostrander	Financial Officer and Principal Accounting Officer)

*	Director	May 13, 2024
John Monahan, Ph. D

*	Director	May 13, 2024
John K.A. Prendergast, Ph.D.

*	Director	May 13, 2024
Edward B. Smith IIII

*By:	/s/ Jeffrey Wolf
Jeffrey Wolf,
Attorney-in-fact

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